                            MANAGEMENT SERVICES AGREEMENT

     This Management Services Agreement ("Agreement") is entered into on September 15, 1998, effective as of February 3, 1998, by and among Elgar Holdings, Inc., a Delaware corporation ("Holdings"), Elgar Electronics Corporation, a California corporation ("Elgar"), and J.F. Lehman & Company, Inc., a Delaware corporation ("JFL").

     WHEREAS, Elgar is engaged in the business, INTER ALIA, of designing, manufacturing, marketing, servicing and repairing power supply systems for both commercial and military applications. Elgar conducts such business operations worldwide, but is focused primarily in the United States.

     WHEREAS, key personnel of JFL have substantial expertise that is useful to Elgar. Elgar desires to obtain management services from JFL, and JFL desires to provide management services to Elgar, all on the terms and conditions of this Agreement; and

     WHEREAS, Holdings, Elgar and JFL entered into that certain Management Agreement, dated as of February 3, 1998, which provides for, among other things, the payment to JFL by Elgar of: (i) a fee for JFL's efforts in connection with Holdings' recapitalization; (ii) an annual management services fee (which portion of the Management Agreement is intended to by superseded by this Agreement and an amendment to the Management Agreement); (iii) fees in connection with certain future acquisition and financing transactions; and (iv) JFL's out-of-pocket expenses for services performed;

     WHEREAS, by entering into this Agreement and the amendment to the Management Agreement of even date herewith (as amended, the "Management Agreement"), Holdings, Elgar and JFL intend that (i) this Agreement shall set forth the terms of the management services to be provided by JFL to Elgar on an annual basis and the payment by Elgar to JFL therefor and (ii) the Management Agreement shall continue in full force and effect as so amended.

     NOW, THEREFORE, in consideration of the premises and the covenants and conditions contained herein, the parties hereto agree as follows:

     1. AGREEMENT TO PROVIDE MANAGEMENT SERVICES. JFL hereby agrees to provide to Elgar and at Elgar's request the management services ("Services") listed in Schedule "A" attached hereto and hereby made a part hereof. JFL's key personnel will devote as much of their business time and effort to the provision of Services hereunder as is reasonably required for the prompt and efficient accomplishment of the Services to be provided, and will not, except with Elgar's express consent, accept undertakings for other clients that are likely to interfere or conflict with their availability to perform Services when required hereunder. JFL agrees further to comply with the reasonable directions of Elgar and to use its best efforts to promote Elgar's interests.

     2. MANAGEMENT FEES. In consideration for the advisory and consulting services to be rendered by JFL to Elgar hereunder, including services in connection with strategic financial planning, investment management, management and administration and other matters relating to the business and operations of Elgar, Elgar shall pay to JFL a fee (the "Annual Fee") in the amount of $500,000 per annum for each year during the period commencing on February 3, 1998 and ending on the date of termination this Agreement. The Annual Fee shall be payable semi-annually in advance on February 3, 1998 and on the first day of each July and January thereafter during the term of this Agreement. Such management fees are allocated among the Services as shown on Schedule A, and except as otherwise provided in Section 8 below, are fully earned when paid, whether or not any particular Service, or any Service at all, is requested or provided in a particular semi-annual period.

     3. EXPENSES. Elgar shall reimburse JFL promptly upon request for travel and other out-of-pocket expenses reasonably incurred in connection with the performance of Services pursuant to this Agreement, subject to the provision by JFL of satisfactory documentation of such expenses. Salaries of JFL employees and the ordinary expenses of maintaining JFL's offices are not reimbursable expenses pursuant to this Agreement.

     4. INTEREST. In the event that either Holdings or Elgar shall fail to pay all or any part of the fees or out-of-pocket expenses described in Section 2 or Section 3 hereof within 10 days after the date when due, then JFL shall be entitled to interest on the unpaid amount thereof at a rate equal to 10% per annum until paid.

     5. INDEMNIFICATION. Holdings and Elgar will jointly and severally indemnify and hold harmless JFL, its affiliates and their respective partners (both general and limited), officers, directors, employees, agents and representatives (each such person being an "INDEMNIFIED PARTY") from and against any and all losses, claims, damages and liabilities, whether joint or several (the "LIABILITIES"), related to, arising out of or in connection with the services contemplated by this Agreement or the engagement of JFL pursuant to, and the performance by JFL of the services contemplated by, this Agreement. Holdings and Elgar will jointly and severally reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party hereto. Neither Holdings nor Elgar will be liable under the foregoing indemnification provision with respect to any Indemnified Party, to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of JFL.

     6. CONSULTING RELATIONSHIP. It is understood and agreed that JFL shall for all purposes hereof be deemed to be an independent contractor and shall not, unless otherwise expressly authorized by the Holdings or Elgar, as the case may be, have any authority to act for or represent Holdings or Elgar in any way, execute any transaction on behalf of Holdings or Elgar or otherwise be deemed an agent of Holdings or Elgar. No federal, state or local withholding deductions shall be withheld from the fees and other amounts payable to JFL pursuant to this Agreement unless otherwise required by law.

     7. TERM AND TERMINATION. This Agreement shall be effective as of February 3, 1998 and shall continue in effect until the earliest to occur of (i) February 3, 2003 and (ii) the closing of a sale to an entity which is not an "Affiliate" (as defined in Section 12b-2 of the Securities Exchange Act of 1934) of Holdings or any of its existing shareholders on the effective date hereof of all or substantially all of the capital stock or assets of Holdings. The provisions of Sections 3, 4 and 5 and otherwise as the context so requires shall survive the termination of this Agreement.

     8. REPRESENTATIONS AND WARRANTIES OF JFL. JFL represents and warrants that it is not a party to or bound by any agreement or contract or subject to any restrictions, particularly, but without limitation, in connection with any previous or other consulting relationship, which prevents JFL from entering into and performing its obligations under this Agreement.

     9.   MISCELLANEOUS.

          (a) No amendment or waiver of any provision of this Agreement, or consent to any departure by either party hereto from any such provision, shall be effective unless the same shall be in writing and signed by each of the parties hereto. Any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) Any and all notices hereunder shall, in the absence of receipted hand delivery, be deemed duly given when mailed, if the same shall be sent by registered or certified mail, return receipt requested, and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the following addresses:


        If to JFL:            J.F. Lehman & Company, Inc.
                              450 Park Avenue
                              New York, New York 10022
                              Attention:  Mr. Donald Glickman

        If to Holdings or     Elgar Electronics Corporation
        Elgar:                9250 Brown Deer Road
                              San Diego, CA 92121
                              Attention:  Mr. Kenneth R. Kilpatrick


          (c) This Agreement, along with the Management Agreement, shall constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

          (d) THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE. This Agreement shall inure to the benefit of, and be binding upon, JFL, Holdings and Elgar, and their respective successors and permitted assigns. None of the rights or obligations of the parties hereunder may be assigned by either party without the prior written consent of the other party hereto, PROVIDED that JFL may assign its rights and obligations hereunder to any corporation or other entity controlled by or under common control with JFL.

          (e) This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          (f) The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

          (g) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     IN WITNESS WHEREOF, this Agreement has been executed all as of the date first above written.

                              ELGAR HOLDINGS, INC.

                              By:  /s/ Kenneth R. Kilpatrick
                                   --------------------------------------
                                   Kenneth R. Kilpatrick
                                   President and Chief Executive Officer


                              ELGAR ELECTRONICS CORPORATION

                              By:  /s/ Kenneth R. Kilpatrick
                                   --------------------------------------
                                   Kenneth R. Kilpatrick
                                   President and Chief Executive Officer


                              J.F. LEHMAN & COMPANY, INC.

                              By:  /s/ Donald Glickman
                                   --------------------------------------
                                   Donald Glickman
                                   Managing Principal

                                     SCHEDULE A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 DETAILED MANAGEMENT SERVICES                                    SEMI-ANNUAL FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 Strategic planning; development of new products for
   U.S. Navy and other Military Branches........................     $40,000.00
--------------------------------------------------------------------------------
 Strategic planning; development of new commercial
   products.....................................................      40,000.00
--------------------------------------------------------------------------------
 Strategic planning--marketing..................................      20,000.00
--------------------------------------------------------------------------------
 Strategic planning--other opportunities........................      20,000.00
--------------------------------------------------------------------------------
 Oversight and supervision; contracting and contract
 compliance.....................................................      40,000.00
--------------------------------------------------------------------------------
 Supervise investor relations...................................       3,000.00
--------------------------------------------------------------------------------
 Security compliance............................................       3,000.00
--------------------------------------------------------------------------------
 Advice on engineering issues...................................      20,000.00
--------------------------------------------------------------------------------
 Application of existing commercial products to
   military operations..........................................      30,000.00
--------------------------------------------------------------------------------
 Arrangement/management of domestic bank facilities.............      10,000.00
--------------------------------------------------------------------------------
 Assistance in identifying/retaining key personnel
   and other service providers..................................      10,000.00
--------------------------------------------------------------------------------
 Advice on cash flow management.................................      10,000.00
--------------------------------------------------------------------------------
 Advice on potential acquisitions...............................       4,000.00
                                                                    -----------
--------------------------------------------------------------------------------
      TOTAL SEMI-ANNUAL MANAGEMENT FEES.........................    $250,000.00
                                                                    -----------
                                                                    -----------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------